Tidal Trust II 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2025, relating to the financial statements and financial highlights of YieldMax AAPL Option Income Strategy ETF, YieldMax ABNB Option Income Strategy ETF, YieldMax AI Option Income Strategy ETF, YieldMax AMD Option Income Strategy ETF, YieldMax AMZN Option Income Strategy ETF, YieldMax BRK.B Option Income Strategy ETF, YieldMax COIN Option Income Strategy ETF,

YieldMax DIS Option Income Strategy ETF, YieldMax GOOGL Option Income Strategy ETF, YieldMax JP Option Income Strategy ETF (formerly YieldMax JPM Option Income Strategy ETF), YieldMax META Option Income Strategy ETF, YieldMax MRNA Option Income Strategy ETF, YieldMax MSFT Option Income Strategy ETF, YieldMax NFLX Option Income Strategy ETF, YieldMax NVDA Option Income Strategy ETF, YieldMax PYPL Option Income Strategy ETF, YieldMax SNOW Option Income Strategy ETF, YieldMax TSLA Option Income Strategy ETF, YieldMax XOM Option Income Strategy ETF, and YieldMax XYZ Option Income Strategy ETF, each a series of Tidal Trust II, which are included in Form N-CSR for the year ended October 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 20, 2026